PRELIMINARY COPIES

                              PROXY

              JIM HJELM'S PRIVATE COLLECTION, LTD.
                 225 West 37th Street, 5th Floor
                     New York, New York 10018

     This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints Joseph L. Murphy, Daniel M. Sullivan and Joseph E. O'Grady, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Jim Hjelm's Private Collection, Ltd. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on May 28, 1997, at 10:00 A.M. at the offices of Kalin & Banner located at 757 Third Avenue, New York, New York 10017, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual
Meeting, Proxy Statement and the Company's 1997 Annual Report.

     1.  ELECTION OF DIRECTORS

         FOR all nominees listed             WITHHOLD Authority to
         below (except as marked             vote for all nominees
         to the contrary below)              listed below

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through such nominee's name in the list below.)

             JOSEPH L. MURPHY, DANIEL M. SULLIVAN AND
                        JOSEPH E. O'GRADY

     2.  APPROVAL OF THE ADOPTION OF THE 1996 STOCK OPTION PLAN;

         FOR _______________         AGAINST _______________

     3.  APPROVAL TO CHANGE THE COMPANY'S NAME TO "JLM COUTURE,
INC."; and

         FOR _______________         AGAINST _______________

     4. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         FOR _______________         AGAINST _______________




     PLEASE SIGN ON THE NEXT PAGE AND RETURN THIS PROXY
     PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR proposals 1, 2, 3 and 4.


DATED:                  , 1997



(Signature)



(Signature, if held jointly)


Where stock is registered in the
names of two or more persons ALL
should sign.  Signature(s) should
correspond exactly with the name(s)
as shown above.  Please sign, date
and return promptly in the enclosed
envelope.  No postage need be affixed
if mailed in the United States.

     Requests for copies of proxy statements, the Company's Annual Report for its fiscal year ended October 31, 1996 or the Company's Annual Report for its fiscal year ended October 31, 1996 on Form 10-KSB should be addressed to Shareholder Relations, Jim Hjelm's Private Collection, Ltd., 225 West 37th Street, New York, New York 10018. This material will be furnished without charge to any shareholder requesting it.

                       PRELIMINARY COPIES

              JIM HJELM'S PRIVATE COLLECTION, LTD.
                    (a Delaware Corporation)

                  Notice of 1997 Annual Meeting
                   of Shareholders to be held
                 at 10:00 A.M. on May 28, 1997


To the Shareholders of
JIM HJELM'S PRIVATE COLLECTION, LTD.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of JIM HJELM'S PRIVATE COLLECTION, LTD. (the "Company") will be held on May 28, 1997 at 10:00 A.M. at the offices of Kalin & Banner located at 757 Third Avenue, New York, New York 10017, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

     1.   Election of three directors;

     2.   Approval of the adoption of the 1996 Stock Option;

     3. Approval to change the Company's name to "JLM Couture, Inc."; and

     4. Such other matters as may be properly come before the Meeting.

     The Board of Directors has fixed April 3, 1997, at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from April 29, 1997 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

                           By Order of the Board of Directors

                           Joseph E. O'Grady, Secretary
Date:  April 8, 1997

Request for additional copies of proxy material and the Company's
Annual Report for its fiscal year ended October 31, 1996 should be addressed to Shareholder Relations, Jim Hjelm's Private Collection, Ltd., 225 West 37th Street, New York, New York 10018. This material will be furnished without charge to any shareholder requesting it.

                           PRELIMINARY COPIES

                 JIM HJELM'S PRIVATE COLLECTION, LTD.

                        225 West 37th Street
                      New York, New York  10018

                          Proxy Statement

     The enclosed proxy is solicited by the management of Jim Hjelm's Private Collection, Ltd. (the "Company") in connection with the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on May 28, 1997 at 10:00 A.M. at the offices of Kalin & Banner, 757 Third Avenue, New York, New York 10017 and any adjournment thereof. The Board of Directors has set April 3, 1997 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

     The proxy will be voted in accordance with your directions as to:

     (1) The election of the persons listed herein as directors of the Company;

     (2)  Approval of the Company's 1996 Stock Option Plan;

     (3) Approval to change the Company's name to "JLM Couture, Inc.";

     (4) Such other matters as may properly come before the Meeting.

     In the absence of direction, the proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended October 31, 1996 ("Fiscal 1996")(the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

     Only shareholders of record of the Company's 1,736,073 shares of Common Stock (the "Common Stock") outstanding at the close of business on April 3, 1997 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The proxy statement, the attached notice of meeting, the enclosed form of proxy and the Annual Report are being mailed to shareholders on or about April 8, 1997.

                     1.  ELECTION OF DIRECTORS

     Three directors are to be elected by a majority of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his respective successor is elected and qualifies. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

                Joseph L. Murphy
                Daniel M. Sullivan
                Joseph E. O'Grady

     Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

     The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Meeting, all of whom are presently directors of the Company:

                              Position with            Director
Name                Age       the Company                Since

Joseph L. Murphy     42       Chief Executive          April 1986
                              and Financial Officer,
                              Director

Daniel M. Sullivan   72       Chairman of the          September 1986
                              Board of Directors

Joseph E. O'Grady    75       Secretary and Director   February 1991

     Joseph L. Murphy, a founder of the Company, has been a director of the Company since its inception. During Fiscal 1992, Mr. Murphy was appointed President. In February 1993, Mr. Murphy was appointed Chief Executive Officer. Mr. Murphy is the brother of Mark Murphy, the Company's Vice President - Operations.

     Daniel M. Sullivan became a director in September 1986 and was elected Chairman of the Board in 1989. In 1989, Mr. Sullivan retired as President and chief executive officer of Frost & Sullivan, Inc., a publicly-traded publisher of market research studies, a position he had held for more than five years prior to his retirement.

Joseph E. O'Grady was appointed to the Board of Directors in February 1991. In December 1992, Mr. O'Grady was appointed Secretary. For more than the past five years, Mr. O'Grady has been the president of JOG Associates, Inc., a privately-held financial consulting firm based in Hicksville, New York. JOG Associates, Inc. arranges business financing and provides financial consulting services for closely-held companies.

     Directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     During the fiscal year ended October 31, 1996 ("Fiscal 1996"), the Board of Directors met only informally. It acted seven times by unanimous written consent.

OTHER EXECUTIVE OFFICERS

                              Position with        Position
Name                Age       the Company          Held Since


Mark Murphy         33        Vice President -     January 1993
                               Operations

     Mark Murphy, 33, was appointed Vice President - Operations in May 1993. Mr. Mark Murphy joined the Company in January 1993. Prior to his joining the Company, Mr. Mark Murphy was employed as a manager by Accurate Testing Co., a metals testing company based in California, a position he had held since 1988. Mr. Mark Murphy is the brother of Joseph L. Murphy, the Company's President.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
EXCHANGE ACT OF 1934.

     Mr. Joseph E. O'Grady, upon his appointment as Secretary, did not timely file Form 3 to list his ownership of securities. Mr. Carl Seaman did not timely file Form 3 to report the purchase of shares aggregating more than 10% of the Company's outstanding shares of Common Stock. These forms were subsequently filed.

AUDIT AND COMPENSATION COMMITTEE

     During Fiscal 1996, the Audit and Compensation Committee (the "Audit Committee") consisting of Messrs. O'Grady and Sullivan did not meet or act by unanimous written consent.

EXECUTIVE COMPENSATION

     The following table sets forth information relating to the cash compensation received during the Company's last three fiscal years by the Company's executive officers:

                        SUMMARY COMPENSATION TABLE

Name and              Annual Com-  Other          Long Term      Other
Principal      Fiscal pensation    Annual Com-    Compensation   Compen-
Position       Year   Salary ($)   pensation ($)  Options        sation($)

Joseph L.      1996     96,000          -           50,000        14,708
Murphy,        1995    104,000          -           50,000        20,864
President      1994    114,000          -                -         3,748

Joseph         1996     49,093          -           10,000             -
O'Grady        1995     41,105          -                -             -
Secretary      1994     32,840          -                -             -

Mark Murphy,   1996     55,592          -           10,000         7,861
Vice           1995     52,520          -                -         4,758
President-     1994     44,260          -                -             -
Operations

     EMPLOYMENT AGREEMENT

          On June 17, 1996, Mr. Joseph L. Murphy entered into an amended employment agreement (the "Agreement") with the Company. The Agreement terminates June 16, 2001, unless terminated earlier. The base salary commences at $150,000 per annum. As additional compensation, Mr. Murphy receives five percent (5%) of the Company's pre-tax profits payable quarterly, three percent (3%) of which is paid in cash concurrently with the Company's filing of its Form 10-QSB Quarterly Report or within 60 days of the close of the preceding fiscal quarter of the Company, and the remaining two percent (2%) accrues and is paid concurrently with the Company's filing of its Form 10-KSB Annual Report or within 120 days of the close of the Company's fiscal year, whichever occurs first. The Agreement also provides for a yearly $6,000 clothing allowance and a monthly $500 car allowance.

STOCK OPTION PLANS

     On November 17, 1986, the Company adopted an Incentive Stock Option Plan (the "Plan") pursuant to which options to purchase up to an aggregate of 100,000 shares of Common Stock could be granted. Such options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code ("Incentive Options").

     In November 1994, the Board adopted and a majority of the Company's shareholders approved a 1 for 3 reverse stock split, which automatically decreased the authorized shares of Common Stock under the Plan to 33,333. The Plan was amended in February 1996 to increase the number of shares for which options could be granted to 100,000. A majority of the Company's stockholders approved the Plan, as amended, in March 1996. During Fiscal 1996, options to purchase an aggregate of 100,000 shares of Common Stock were granted to 10 employees of the Company. These options expire four and three years from the date of issuance and are exercisable at prices ranging from $.87 and $2.125 per share.

     The Plan is administered by the Board of Directors which has the authority to determine the persons to whom Incentive Options may be granted, the number of shares of Common Stock to be covered by each Incentive Option, the time or times at which the Incentive Options may be granted or exercised and, for the most part, the terms and provisions of the Incentive Options. The exercise price of Incentive Options granted under the Plan may not be less than the fair market value of the shares of Common Stock on the date of grant.

     During Fiscal 1996, Messrs. Joseph L. Murphy, Daniel M. Sullivan, and Joseph E. O'Grady each received non-incentive stock options for 50,000, 10,000 and 10,000 shares of Common Stock, respectively, exercisable at $.87, $2.38, and $.87 per share, respectively. In addition, Mr. Mark Murphy received an incentive stock option for 10,000 shares of Common Stock, exercisable at $2.125 per share, that being the fair market value on the date the stock option was granted.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL
               YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES

                                                  Value of
                                                  Unexercised
                                   Number         In-the-Money
                                   Of Unexercised Options
                                   Options        At FYE End
          Shares                   At FYE         Acquired ($)
          Acquired     Value       Exercisable/   Exercisable/
Name      On Exercise  Realized(1) Unexercisable  Unexercisable (1)

Joseph L.
Murphy      100,000    $426,500           0/0               0/0

Mark
Murphy            -         -        48,333/0         193,299/0

Joseph E.
O'Grady           -         -        10,000/0          43,800/0
________________
(1)  Represents fair market value of Common Stock at October 31,
     1996 of $5.25 as reported by NASDAQ, less the exercise price.

COMPENSATION OF DIRECTORS

     Directors not employed by the Company are compensated as consultants for the time spent on Company matters, including attendance at directors' and other meetings. During Fiscal 1996, Mr. Sullivan received $30,000 and Mr. O'Grady received $49,093 as consultant fees. Mr. O'Grady's renumeration is also reported in the Summary Compensation Table above. Each director also received a grant of options during Fiscal 1996. See "Stock Option Plans" above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth as of February 14, 1997, the number of shares of Common Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Common Stock, (ii) by each director and (iii) by all officers and directors as a group:

                         Number of           Percent of
Names and Address        Shares Owned (1)    Outstanding Shares

Joseph L. Murphy              233,633(2)             12.7%
225 West 37th Street
New York, NY 10123

Daniel M. Sullivan             92,599(2)              5.3%
225 West 37th Street
New York, NY 10123

Harvest Capital                78,740                 4.53%
Corporation
225 West 37th Street
New York, NY 10123

Joseph E. O'Grady              14,666(2)               (3)

Jim Hjelm                      88,887                 5.12%
225 West 37th Street
New York, NY 10123

Carl Seaman                   281,666(4)             16.22%
12 The Poplars
Roslyn, NY 11576

                         Number of           Percent of
Names and Address        Shares Owned (1)    Outstanding Shares


All Directors and
  officers as a
  group (4 persons)           429,638(2)(5)          22.7%

_________________

(1) Unless otherwise indicated, all shares of Common Stock are owned directly.

(2)  Includes 100,000, 10,000, 10,000 and 158,333 shares for
     Messrs. J. Murphy, Sullivan, O'Grady and all officers and directors as a group, respectively, that are issuable upon exercise of presently exercisable options at an average exercise price of approximately $2.28 per share.

(3)  Less than one percent.

(4) Based on information on Schedule 13D dated June 1, 1995 filed with the Company on behalf of Mr. Seaman.

(5) Pursuant to the Securities Exchange Act of 1934, in addition to the ownership of Common Stock set forth above, Mr. Joseph
     L. Murphy, by virtue of his position with (President and a director) and ownership of 22.1% of the outstanding Common Stock of Harvest Capital Corporation ("Harvest") and Mr. Sullivan, by virtue of his position with Harvest (Secretary and a director), are considered to be the beneficial owners of the shares of Common Stock owned by Harvest.

     The Company is unaware of any arrangement, the operation of which, at a subsequent date, may result in a change of control of the Company.

CERTAIN TRANSACTIONS

     On November 21, 1994, Mr. Carl Seaman lent the Company $200,000 at an interest rate of six (6%) percent per annum in excess of Chemical Bank's floating prime rate to be payable in one year (the "Seaman Loan"). As security for the Seaman Loan, the Company granted Mr. Seaman a security interest in the Company's account receivables. The Seaman Loan was repaid during Fiscal 1996.

     On February 2, 1996, the Company entered into a loan agreement with CBC of New York Inc., trading as Continental Business Credit ("CBC"), to obtain a credit line up to $1,500,000 (the "CBC Loan"). The CBC Loan, which bears a minimum interest rate of 12.25% per annum (which may be increased due to any fluctuation of the prime rate announced from time to time by Chemical Bank) is payable through the direct deposits to CBC Bank of the Company's receivables. The CBC Loan was increased to $1,700,000 in July 1996. CBC also has a first lien on all of the Company's accounts receivable. As additional security, Messrs. Joseph L. Murphy and Joseph E. O'Grady, directors of the Company, personally guaranteed repayment of the CBC Loan.

                2.  APPROVAL TO CHANGE COMPANY'S
                   NAME TO "JLM COUTURE, INC."

     THE BOARD OF DIRECTORS IS RECOMMENDING APPROVAL TO CHANGE THE COMPANY'S NAME TO "JLM COUTURE, INC."

     In December 1996, the Board of Directors of the Company approved a resolution authorizing the Company to change its name to "JLM Couture, Inc."

     The reason the Company desires to amend its name is to reflect its new image as a manufacturer and marketer of a variety of fashion designers and their numerous bridal lines. The general effect of such amendment would be to change the image of the Company in the marketplace to reflect its broader base of designers and products.

     Section 242 of the Delaware General Corporation Law requires this amendment to the Company's certificate of incorporation be approved by a majority of the Company's outstanding shares of stock entitled to vote at the Meeting.

                  3.  APPROVAL OF THE COMPANY'S
                     1996 STOCK OPTION PLAN

     THE BOARD OF DIRECTORS IS RECOMMENDING APPROVAL OF THE
COMPANY'S 1996 STOCK OPTION PLAN (THE "1996 PLAN").  THE BOARD OF
DIRECTORS ADOPTED THE 1996 PLAN ON AUGUST 26, 1996.

     The 1996 Plan provides for the issuance of incentive and non-statutory stock options to employees, consultants, advisors and/or directors. The Company will reserve 100,000 shares of its Common Stock for issuance of shares of Common Stock pursuant to the 1996 Plan. The 1996 Plan will be in effect for ten years from its effective date. Options shall be exercisable at the fair market value at the date of the grant except options issued to persons who own in excess of ten percent of the Common Stock may be no less than 110% of the fair market value.

     Generally, for Federal income tax purposes neither the grant nor exercise of an incentive option will result in any tax effect on either the Company or the recipient. Upon the sale of Common Stock issued upon exercise of such an option, the recipient is obligated to pay federal tax on any amount received from the sales price over the exercise price of the option, as a capital gain. Generally, this is not a taxable event for the Company. With respect to non-incentive options, the difference between the exercise price of the option and the market price of a share of Common Stock on the day of exercise will be treated as ordinary income for the recipient and compensation expense for the Company.

     A copy of the 1996 Plan is attached hereto as Exhibit "A".
Along with certain prerequisites already incorporated into the body of the 1996 Plan, Rule 16b-3 promulgated under the Securities
Exchange Act of 1934 requires the 1996 Plan's approval by a majority of the votes cast at the Meeting.

                        4.  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent certified public accountants, auditors of its Fiscal 1996 financial statements, as the auditors of the financial statements of the Company for its current fiscal year ending October 31, 1997. A member of such firm is expected to be at the Meeting and will be given the opportunity to make a statement and to answer questions any shareholders may have.


SHAREHOLDERS' PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 225 West 37th Street, Fifth Floor, New York, New York 10018 on or before April 30, 1998.
                              By Order of the Board of Directors

                              Joseph E. O'Grady,
                              Secretary
Dated:  April 8, 1997

EXHIBIT A

              JIM HJELM'S PRIVATE COLLECTION, LTD.
                     1996 STOCK OPTION PLAN

     1. General Plan Information. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Jim Hjelm's Private Collection, Ltd. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, officers, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's common stock, par value $0.0002 per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company prior thereto or within 12 months thereafter.

3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in
Section 10, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than three members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4. Eligibility. The Participants in the Plan shall be all employees, officers, consultants, advisors to the Board of
                           A-2

Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 9) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in: (i) selecting Participants who receive grants of options; (ii) determining the number of Shares to be granted to any Participant; or (iii) determining the exercise price of any options, or as counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.

     5.  Grant of Options.

          (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and regulations thereunder.

          (b) No options shall be granted after August 26, 2006 but options previously granted may extend beyond that date.

     6.   Option Agreements.

          (a) Each option under the Plan shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the optionee and which shall contain such provisions as may be approved by the Board.

         (b)The option agreements shall constitute binding contracts between the Company and the optionee. Every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.

          (c) The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

     7.  Terms and Conditions of Options.

          (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 9. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

          (b)  Annual Limit on Grant and Exercise.     Incentive
Options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise options, in any calendar year, for the purchase of Shares having a fair market value in excess of $100,000 (determined at the time of the grant of the options). An optionee hereunder may exercise options for the purchase of Shares valued in excess of $100,000 (determined at the time of the grant of the options) in a calendar year, but only if the right to exercise such options shall have first become available in prior calendar years.

          (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash, certified check, bank draft or money order payable to the order of the Company; or (ii) through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) by a combination of cash and Shares as provided in
(i)  and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding common stock is at the time not listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended and applicable state securities laws.

     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

          (d)  Vesting.  Except for options granted pursuant to
Section 5(b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

          (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 7(g).

          (f) Forfeiture of Options upon Termination of Relationship. All options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant or advisor to the Board. Unexercised options shall terminate and be forfeited upon (i) the Participants voluntary termination of his employment or (ii) the expiration of three months after the Participant's employment is terminated by the Company. Except as provided in Section 7(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.


(g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

          (h) Loans to Exercise Options. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

(i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its common stock previously owned by the Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 8 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's common stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     8.  Shares Subject to Plan.

          (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall, in the discretion of the Board, be authorized but unissued Shares of common stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 100,000
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Shares of common stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions, shall be appropriately adjusted by the Board whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those in which the Company is not the surviving Corporation as described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.
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9.  Definitions.

          (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

          (b) The fair market value of the Shares of common stock shall be deemed to be:

               (i) the closing price of the Company's common stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ");

               (ii) if the Shares of common stock are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

               (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     10. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to
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which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided further, that the Board member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend same.

     11. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such
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amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 11 of the Plan, (e) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (f) be effective if stockholder approval is required by applicable statute, rule or regulation.

Date Approved by Board of Directors:  August 26, 1996
Date to be Approved by Shareholders:














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